Exhibit 10.7

ENCANA CORPORATION

EMPLOYEE STOCK OPTION PLAN

[EXECUTIVE] 20● STOCK OPTION GRANT AGREEMENT

Participant:	###PARTICIPANT_NAME###
Grant Name:	###GRANT_NAME###
Grant Date:	###GRANT_DATE###
Expiry Date:	###EXPIRY_DATE###, subject to the terms and conditions contained herein
Grant Price:	CDN###GRANT_PRICE###
Total Options with TSARs:	###TOTAL_AWARDS###

THIS OPTION AND TANDEM STOCK APPRECIATION RIGHTS AGREEMENT including Schedules “A” and “B” hereto (collectively, this “Agreement”) is made between Encana Corporation (the “Corporation”) and the Participant listed above (the “Participant”), an eligible employee of the Corporation or one of its Related Corporations.

WHEREAS the Corporation has established an Employee Stock Option Plan (the “Plan”) for employees of the Corporation and its Related Corporations (collectively, the “Affiliated Entities” or, individually, an “Affiliated Entity”);

AND WHEREAS the Board of Directors of the Corporation (the “Board”) has approved the grant to the Participant under the Plan of an option to purchase the number of Shares set out above (collectively, the “Options” and individually, an “Option”), upon and subject to the terms and conditions of the Plan and this Agreement;

NOW THEREFORE in consideration of other good and valuable consideration and the sum of one dollar ($1.00) now paid to the Corporation (the receipt whereof by the Corporation is hereby acknowledged) it is agreed by and between the parties hereto as follows:

1.	DEFINITIONS

In this Agreement, capitalized terms shall have the meanings set forth in Schedule “A” hereto unless specified.

2.	GRANT OF OPTIONS AND TANDEM STOCK APPRECIATION RIGHTS

Subject to the terms and conditions of the Plan and this Agreement, the Corporation hereby grants the Options to the Participant. Each Option granted, once vested hereunder, shall entitle the Participant to acquire one Share, subject to and in accordance with the terms and conditions of the Plan and this Agreement. Each Option granted hereunder shall have associated with it a TSAR. Except as otherwise provided in the Plan or this Agreement, each associated TSAR shall be subject to the same terms and conditions as the Option to which it relates.

3.	EVIDENCE OF GRANT AND ACKNOWLEDGEMENT

This Agreement shall evidence the grant by the Corporation to the Participant of the Options effective as of the Grant Date.

The Participant further acknowledges nothing in the Plan or this Agreement shall be construed to require the Corporation to grant to the Participant an additional option or options beyond the Options granted hereunder. The grant of an additional option or options to the Participant by the Corporation shall, in each case, constitute a new and separate agreement between the Participant and the Corporation in respect of same.

4.	CLASSIFICATION OF OPTIONS

The Options granted to the Participant hereunder are classified as “Time-Based Options” and shall hereinafter be referred to as “Time-Based Options”.

5.	VESTING OF TIME-BASED OPTIONS

(a)	Subject to Section 5(b) and Sections 6 to 11 hereof, Time-Based Options shall become Vested Options as follows:

(i)	30 percent on the first Anniversary Date;

(ii)	an additional 30 percent on the second Anniversary Date; and

(iii)	an additional 40 percent on the third Anniversary Date.

(b)

The number of Time-Based Options that become Vested Options under Section 5(a) shall be determined by rounding the result up to the nearest whole number of Time-Based Options, if necessary, to an aggregate maximum of the total number of Time-Based Options granted under this Agreement. No fractional Time-Based Options shall become Vested Options. No cash or other compensation shall be paid to the Participant at any time in lieu thereof any fractional Time-Based Options.

(c)

Subject to Sections 3 and 6 to 11, the Participant shall be entitled to exercise or surrender all or any number of the Vested Options, in accordance with Section 13, during the period from the Vesting Date of such Vested Option pursuant to Section 5(a) to the Expiry Date, or such earlier termination date as provided herein.

(d)

As an alternative to the exercise of a Vested Option, the Participant may surrender any Vested Option as to an associated TSAR in accordance with Section 13 hereof. Upon surrendering to the Corporation the Vested Options to purchase a specified number of Shares, the Participant shall receive a cash payment equal to the Appreciated Value multiplied by the number of Vested Options surrendered, less required applicable statutory and other withholdings. Thereafter the number of Vested Options so surrendered with respect to such specified number of Shares will be cancelled and terminated by the Corporation and the Participant shall have no further right, title or interest in such surrendered Vested Options or the underlying Shares.

6.	TERMINATION OF EMPLOYMENT

(a)

Upon a Termination of Employment, the Participant shall be entitled to exercise or surrender any Vested Options during the Termination Exercise Period, but only to the extent such Vested Options have become Vested Options pursuant to Sections 5(a) or 11 on or prior to the Date Employment Ceases.

(b)	Notwithstanding Section 5(a), Time-Based Options which do not become Vested Options on or prior to the Date Employment Ceases shall not thereafter become Vested Options.

7.	DEATH OR RETIREMENT OF PARTICIPANT

(a)

In the event the Participant ceases to be an employee of the Corporation or an Affiliated Entity by reason of the Participant’s death or Retirement on a date prior to the date he or she reaches age 60:

(i)

the Participant shall be entitled to exercise or surrender any Vested Options during the Death or Retirement Exercise Period, but only to the extent they have become Vested Options pursuant to Sections 5(a) or 11 on or prior to the date of such death or Date of Retirement, as applicable; and

(ii)

notwithstanding Section 5(a), Time-Based Options which do not become Vested Options on or prior to the date of such death or Date of Retirement, as applicable, shall not thereafter become Vested Options.

(b)

In the event the Participant ceases to be an employee of the Corporation or an Affiliated Entity by reason of his or her death or Retirement on a date that occurs on or after the date he or she reaches the age 60, but before age 65, his or her Time-Based Options shall continue to become Vested Options in accordance with the provisions of this Agreement including, without limitation, Section 5(a), and the Participant shall be entitled to exercise or surrender any such Vested Options until the Expiry Date.

(c)

In the event the Participant ceases to be an employee of the Corporation or an Affiliated Entity by reason of his or her death or Retirement on a date that occurs on or after the date he or she reaches age 65, the Participant shall be entitled, during the period extending from the date of such death or Date of Retirement, as applicable, to the Expiry Date, to exercise or surrender, in full or in part, any unexercised Time-Based Option (irrespective of whether such Time-Based Option has become a Vested Option in accordance with the provisions of this Agreement including, without limitation Section 5(a)).

8.	DISABILITY OF PARTICIPANT

In the event of the Participant’s Short-Term Disability or Long-Term Disability, Time-Based Options shall continue to be and become Vested Options in accordance with the provisions of this Agreement including, without limitation, Section 5(a) and the Participant shall be entitled to exercise or surrender any Vested Options during the period of such Short-Term Disability or Long-Term Disability and thereafter, unless there occurs a Termination of Employment during such period, in which case the provisions of Section 6 shall apply, or unless the Participant’s death or Retirement occurs during such period, in which case the provisions of Section 7 shall apply.

9.	LEAVES OF ABSENCE AND FAMILY LEAVE

(a)

In the event the Participant is on a Paid Leave of Absence or on Family Leave, Time-Based Options shall continue to be and become Vested Options in accordance with the provisions of this Agreement including, without limitation, Section 5(a), and the Participant shall be entitled to exercise or surrender any Vested Options during the period of such Paid Leave of Absence or Family Leave and thereafter, unless there occurs a Termination of Employment during such period, in which case the provisions of Section 6 shall apply, or unless the Participant’s death or Retirement occurs during such period, in which case the provisions of Section 7 shall apply.

(b)	In the event the Participant is on an Unpaid Leave of Absence:

(i)

Time-Based Options shall continue to be and become Vested Options in accordance with the provisions of Section 5(a) during the period commencing on the Date of Unpaid Leave of Absence and ending on the 31st calendar day following the Date of Unpaid Leave of Absence, unless there occurs a Termination of Employment during such period, in which case the provisions of Section 6 shall apply, or unless the Participant’s death or Retirement occurs during such period, in which case the provisions of Section 7 shall apply;

(ii)

notwithstanding Section 5(a), Time-Based Options which do not become Vested Options on or prior to the 31st calendar day following the Date of Unpaid Leave of Absence shall not become Vested Options during the balance of the Participant’s Unpaid Leave of Absence, unless the Participant’s death or Retirement occurs during such period, in which case the provisions of Section 7 shall apply;

(iii)

notwithstanding Section 5(a), Time-Based Options which do not become Vested Options on or prior to the 31st calendar day following the Date of Unpaid Leave of Absence shall become Vested Options on the Participant’s Return to Service Date, but only to the extent that such Time-Based Options would have become Vested Options pursuant to Section 5(a) on or prior to the Return to Service Date if the period of Unpaid Leave of Absence had not occurred and provided that the Return to Service Date occurs prior to the Expiry Date;

(iv)

in the event that the Participant’s Return to Service Date occurs prior to the Expiry Date, any Time-Based Options which did not become Vested Options on or prior to the 31st calendar day following the Date of Unpaid Leave of Absence or pursuant to Section 9(b)(iii) shall become Vested Options solely in accordance with the provisions of Section 5(a); and

(v)

from the Date of Unpaid Leave of Absence until the Expiry Date, the Participant shall be entitled to exercise or surrender any Vested Options which become Vested Options in accordance with the provisions hereof, unless there occurs a Termination of Employment during such period of Unpaid Leave of Absence, in which case the provisions of Section 6 shall apply, or unless the Participant’s death or Retirement occurs during such period, in which case the provisions of Section 7 shall apply.

10.	FORFEITURE AND TERMINATION OF TIME-BASED OPTIONS

Except as provided for in Section 11:

(a)

Unless previously forfeited in accordance with the provisions hereof, upon the occurrence of a Termination of Employment, Time-Based Options which have not become Vested Options on or prior to the Date Employment Ceases shall be forfeited by the Participant and shall terminate on the Date Employment Ceases and, thereafter, the Participant will have no further right, title or interest in such Time-Based Options.

(b)

Upon the occurrence of a Termination of Employment, Vested Options which are not exercised or surrendered by the end of the Termination Exercise Period shall be forfeited by the Participant and shall terminate on the last day of the Termination Exercise Period and, thereafter, the Participant will have no further right, title or interest in such Vested Options.

(c)

Where the Participant ceases to be an employee of the Corporation or an Affiliated Entity by reason of the Participant’s death or Retirement on a date that is prior to the date that the Participant reaches age 60, unless previously forfeited in accordance with the provisions hereof, Time-Based Options which have not become Vested Options on or prior to the date of death or Date of Retirement, as applicable, shall be forfeited by the Participant and shall terminate on the date of death or Date of Retirement, as applicable, and, thereafter, the Participant will have no further right, title or interest in such Time-Based Options.

(d)

Where the Participant ceases to be an employee of the Corporation or an Affiliated Entity by reason of the Participant’s death or Retirement on a date that is prior to the date that the Participant reaches age 60, Vested Options which are not exercised or surrendered by the end of the Death or Retirement Exercise Period shall be forfeited by the Participant and shall terminate on the last day of the Death or Retirement Exercise Period and, thereafter, the Participant will have no further right, title or interest in such Vested Options.

(e)

On the Expiry Date, all Time-Based Options which have not been exercised or surrendered or otherwise terminated pursuant to the provisions hereof shall expire and be of no further force or effect whatsoever.

(f)

After the occurrence of any of the events in Sections 10(a) – (e), this Agreement shall terminate and be of no further force or effect whatsoever with respect to those Time-Based Options which have been forfeited and terminated or have expired and the Participant shall have no cause of action nor make any claim against the Corporation or any Affiliated Entity for damages or for loss of opportunity arising from the forfeiture and termination or expiry of such Time-Based Options or the termination of this Agreement insofar as it relates to such Time-Based Options pursuant to this Section 10.

11.	EARLY EXERCISE AND ACCELERATED VESTING

(a)

Notwithstanding any other provision of this Agreement, but subject to Section 11(b), the Committee or the Board may pass a resolution which accelerates the vesting of a Time-Based Option and which permits the Participant to exercise or surrender in full or in part any unexercised Time-Based Option, whether or not the Time-Based Option has otherwise become a Vested Option, at such time or times and/or in such manner following the passing of such resolution as is specified in the resolution, which resolution may be passed for any reason which, in the sole opinion of the Committee or the Board, warrants altering the provisions pursuant to which a Time-Based Option vests or is exercisable or can be surrendered upon the occurrence of a Change in Control, including a Take-Over Bid which would, if successful, result in a Change in Control.

(b)	(i)

In the event of a Change in Control, all Time-Based Options granted to the Participant hereunder that are outstanding and are not Vested Options immediately prior to such Change in Control shall become Vested Options immediately prior to the occurrence of such Change in Control, and the Participant shall be entitled, commencing as of the time immediately prior to the occurrence of such Change in Control, to exercise in full or in part such Vested Options until the Expiry Date, and Section 11(b)(iii) shall apply, if applicable, except to the extent that an award of Options meeting the requirements set out below in this Section 11(b)(i) (such award, a “Replacement Award”) is provided to the Participant to replace such award of Time-Based Options (each award of Options intended to be replaced by a Replacement Award, a “Replaced Award”) effective on or immediately after the time of such Change in Control. An award of options shall meet the requirements of this Section 11(b)(i) (and hence qualify as a Replacement Award) if (A) it has an intrinsic value equal to the intrinsic value of the Replaced Award as of the date of the Change in Control, (B) it relates to publicly traded equity securities of the Corporation, the entity surviving the Corporation following the Change in Control or the parent company of such surviving entity, (C) it contains terms relating to vesting that are substantially identical to those of the Replaced Award, and (D) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not immediately vest prior to the occurrence of the Change in Control giving rise to the replacement. The determination whether the conditions of this Section 11(b)(i) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion. All Time-Based Options that become Vested Options pursuant to this Section 11(b)(i) shall entitle the Participant, commencing as of the time immediately prior to the occurrence of the Change in Control, to exercise or surrender in full or in part such Vested Options until the Expiry Date.

(ii)

Notwithstanding any other provision of this Agreement to the contrary, upon the Participant’s Termination of Employment by the Corporation or an Affiliated Entity, as applicable, without CIC Cause, or by the Participant for Good Reason, within the Specified Period following a Change in Control, the Participant shall be entitled, commencing as of the time immediately prior to such Termination of Employment, to exercise or surrender in full or in part any unexercised Time-Based Option (irrespective of whether such Time-Based Option has become a Vested Option in accordance with Section 5(a)) or Replacement Award, as applicable, until the Expiry Date.

(iii)

If a “take-over bid” (within the meaning of applicable securities legislation) made by any person for the voting securities of the Corporation (a “Take-over Bid”) would, if successful, result in a Change in Control, and if a Replacement Award is not granted in accordance with Section 11(b)(i), then:

(A)	the Corporation will promptly notify the Participant of the Take-over Bid and the Participant’s rights under this Section 11(b)(iii);

(B)

vesting of all Time-Based Options that have not yet become Vested Options pursuant to Section 5(a) at the time a formal Take-over Bid offer has been made will be accelerated so as to be and become Vested Options (irrespective of whether such Time-Based Options have become Vested Options in accordance with Section 5(a)) on the date the formal Take-over Bid offer is made;

(C)

the Participant shall be entitled to exercise, in full or in part, the Time-Based Options in the manner set out in this Agreement, with any necessary modifications (or such other manner as may be prescribed by the Committee or the Board including, but not limited to, a form of cashless exercise), during the period ending on the earlier of the expiration of the Take-over Bid and the Expiry Date, for the purpose of tendering the Shares acquired pursuant to the exercise of the Time-Based Options to the Take-over Bid;

(D)

the Participant shall be entitled to deal with the Time-Based Options in such other manner (in addition to the exercise set out in paragraph 11(b)(iii)(C)) as may be prescribed by the Committee or the Board, in its discretion; and

(E)

if the Shares acquired pursuant to the exercise of the Time-Based Options are not deposited by the Participant pursuant to the Take-over Bid or, if deposited, are subsequently withdrawn by the Participant or not all taken up and paid for by the offeror or if the offeror fails to take-up and pay for the Shares pursuant to the terms of the Take-over Bid or if the Take-over Bid fails to close for any other reason, then the Participant shall promptly return such Shares (or the portion that are not taken up and paid for) to the Corporation for cancellation. Such Shares shall be deemed not to have been issued and the related Time-Based Options shall be deemed not to have been exercised, and the Corporation shall refund to the Participant, if applicable, the aggregate Exercise Price for the Time-Based Options. In such event, Time-Based Options will become Vested Options solely in accordance with Sections 5(a) or 11(b)(ii), and any other action by the Participant permitted in accordance with Section 11(b)(iii)(D) shall be deemed not to have occurred.

12.	EFFECTS OF ALTERATION OF SHARE CAPITAL

In the event of any change in the Shares by reason of any stock dividend, split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, equitable adjustments may be made in the number of Time-Based Options, the type of shares or securities subject to the Time-Based Options, the Exercise Price and the formula for determining the cash payable upon the surrender of Time-Based Options pursuant to associated TSARs. The Committee shall determine which adjustments shall be made in any such event in its sole discretion and its determination shall be conclusive and binding for all purposes of this Agreement; provided that such adjustments shall not result in any adverse Canadian or United States federal income tax consequences. Without limiting the generality of the foregoing, it is expressly intended that no Time-Based Option or TSAR shall become subject to Section 409A and no adjustment shall be made to the Exercise Price, the formula for determining the cash payable upon the surrender of Time-Based Options pursuant to associated TSARs, or any other term or condition of this Agreement if to do so would cause the Time-Based Option or TSAR to become deferred compensation subject to Section 409A.

13.	METHOD OF EXERCISE OR SURRENDER OF TIME-BASED OPTIONS

Any Vested Option may be exercised or surrendered by the Participant or, after death or incapacitation, by the Participant’s duly appointed legal guardian or legal personal representative, in a manner prescribed by the Corporation from time to time as published on the Corporation’s internal employee website or otherwise communicated in writing to the Participant from time to time.

14.	OBLIGATIONS OF THE PARTICIPANT

Nothing contained in this Agreement or done pursuant to this Agreement shall oblige the Participant to purchase and pay for any Shares except those Shares underlying the Time-Based Options that the Participant has exercised in the manner provided in this Agreement.

The Participant agrees and acknowledges (and shall be conclusively deemed to have so acknowledged and agreed by participating in the Plan) that the Participant will, at all times, act in strict compliance with Applicable Law and all Corporation Policies applicable to the Participant in connection with the Plan. Such Applicable Law and Corporation Policies shall include, without limitation, those governing “insiders” or “reporting issuers” as those terms are construed for the purposes of applicable securities laws, regulations, and rules.

15.	SUBJECT TO APPLICABLE LAW

The grant of any Time-Based Option hereunder and the obligation to make any payment (including the delivery of Shares) in respect of any Time-Based Option is subject to compliance with Applicable Law including, without limitation, Sections 26 and 27 hereof. As a condition of participating in the Plan, each Participant agrees to comply with all such Applicable Law and agrees to furnish to the Corporation all information and undertakings as may be required to permit compliance with Applicable Law.

16.	WITHHOLDINGS

The Corporation or any Affiliated Entity may withhold or cause to be withheld from any amount payable to a Participant, either under the Plan or this Agreement, or otherwise, such amount as may be necessary so as to ensure that the Corporation or any Affiliated Entity, as applicable, will be able to comply with the applicable provisions of any federal, provincial, state or local law relating to the withholding of tax or other required deductions, including on the amount, if any, includable in the income of a Participant.

The Participant acknowledges that all taxes which may be payable by the Participant as a result of the granting, exercise, or surrender of the Time-Based Options are the Participant’s sole responsibility and that it is the Participant’s duty and responsibility to comply with all provisions of the law in relation to the reporting of the acquisition or exercise or surrender of the Time-Based Options and the trading of any Shares issued pursuant to this Agreement.

17.	NO AGREEMENT TO EMPLOY

Nothing contained in this Agreement or done pursuant to this Agreement shall constitute or be construed to constitute or to be evidence of an agreement or understanding, express or implied, on the part of the Corporation or an Affiliated Entity to retain the Participant in the Participant’s employment for any specific period of time or in any specific capacity or position.

18.	NON-QUALIFIED STOCK OPTIONS

The Time-Based Options granted to the Participant hereunder are non-qualified stock options for United States tax purposes.

19.	NO REPRESENTATION AS TO PRICE

The Corporation makes no representation nor gives any warranty as to the price of the Shares and shall not be held liable for any fluctuation in the price of the Shares either before or after the exercise of any right conferred under this Agreement.

20.	NON-ASSIGNABILITY

The Time-Based Option and the rights conferred hereby are not assignable, negotiable or otherwise transferable by the Participant other than by will or the laws of descent and distribution. The Time-Based Option is exercisable only during the Participant’s lifetime and only by the Participant, except in the event of the Participant’s death or incapacity, in which case the Time-Based Option may be exercised or surrendered by the Participant’s duly appointed legal guardian or legal personal representative as provided herein.

21.	SUBJECT TO CLAWBACK POLICY

You acknowledge and agree that all Options granted hereunder (and the grant thereof), including any payment in respect thereof, are expressly subject to the terms and conditions of the Corporation’s “Incentive Compensation Clawback Policy”, attached hereto as Schedule “B”, as same may be amended by the Corporation from time to time.

22.	SUBJECT TO PLAN

The provisions of this Agreement shall be interpreted so as to be expressly subject to the provisions of the Plan. The Participant acknowledges that the Committee or the Board has full and complete authority to interpret the Plan and to prescribe such rules and regulations and make such other determinations as it deems necessary or desirable for the administration of the Plan in its sole discretion and that any such rules, regulations or determinations shall be final and binding on the parties to this Agreement.

23.	AMENDMENT AND TERMINATION

Subject to Applicable Law and to Section 11 of the Plan, this Agreement and the Plan may be amended or terminated at any time by the Board in whole or in part.

24.	TIME OF ESSENCE

Time shall be of the essence of this Agreement.

25.	NOTICES

Any notice to be given by the Participant hereunder shall be sent to the Corporation at:

Encana Corporation

500 Centre Street SE

P.O. Box 2850

Calgary, Alberta T2P 2S5

Fax: (403) 645-3400

Attention:   Vice-President, Human Resources

and any notice from the Corporation to the Participant shall be sent to the Participant at the Participant’s office or residence address last known to the Corporation. Either party may change the address to which notice may be given by mailing the same, postage prepaid, or delivering the same to the Corporation or to the Participant, as the case may be, in accordance with the foregoing. Any such notice if delivered shall be deemed to have been given or made on the date on which it was delivered or if mailed shall be deemed to have been given or made on the third business day following the date on which it was mailed. In the event of a general postal disruption, notice shall be delivered.

The Participant hereby consents to the exchange of information and documents between the Participant and the Corporation electronically over the Internet or by e-mail (if to the Participant at the e-mail address most recently provided by the Participant to the Corporation) and it is hereby agreed and acknowledged that any such information and documents sent or received in electronic form shall be the equivalent of original written paper documents.

26.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws in force in the Province of Alberta and the federal laws of Canada as applicable herein. In the event of a dispute, the Participant agrees to submit to the jurisdiction of the Alberta courts.

27.	COMPLIANCE WITH SECTION 409A

Notwithstanding any provision of the Plan or this Agreement to the contrary, where applicable, it is intended that the provisions of the Plan and this Agreement comply with, or be exempt from, Section 409A, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. Each US Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such US Participant in connection with the Plan or any other Plan maintained by the Corporation or an Affiliated Entity (including any taxes and penalties under Section 409A), and neither the Corporation nor any Affiliated Entity shall have any obligation to indemnify or otherwise hold such US Participant (or any beneficiary) harmless from any or all of such taxes or penalties.

28.	EXECUTION BY THE CORPORATION

This Agreement may be executed by application of the facsimile or authorized electronic signature of the Executive Vice-President, Corporate Services of the Corporation (or his or her written designate) and such signature shall be as valid and effective as if such officer signed this Agreement in person.

29.	ACCEPTANCE BY PARTICIPANT

The Participant shall confirm acceptance of the terms and conditions of this Agreement by electronically selecting and clicking on the button beside the words “I Accept” from the options provided below. By indicating such acceptance, the Participant agrees to be legally bound by the terms and conditions of this Agreement, and hereby agrees that such acceptance shall be as valid and effective as of the Date of Grant as if the Participant signed this Agreement in person on that date. In the event the Participant does not accept the terms and conditions of this Agreement because an error exists in the Option information provided at the outset of this Agreement, the Participant must electronically select and click on the button beside the words “I Do Not Accept” from the options provided below, in which case the parties shall take such steps as may be necessary to correct any such error.

IN WITNESS WHEREOF this Agreement has been executed effective as of the Grant Date.

ENCANA CORPORATION

Mike Williams

Executive Vice-President, Corporate Services

SCHEDULE “A”

DEFINITIONS

In this Agreement, the following terms shall have the meanings respectively set forth below:

(a)	“Agreement” means this Option and Tandem Stock Appreciation Rights Agreement between the Corporation and the Participant;

(b)	“Anniversary Date” means, in respect of the Time-Based Options, each anniversary of the Date of Grant;

(c)

“Applicable Law” means any applicable provision of law, domestic or foreign, including, without limitation, applicable securities legislation, together with all regulations, rules, policy statements, rulings, notices, orders or other instruments promulgated thereunder, and any rules of the Toronto Stock Exchange;

(d)

“Appreciated Value” means, in respect of each TSAR associated with an Time-Based Option, an amount equal to the excess of the closing price of a Share on the Toronto Stock Exchange on the last Trading Day preceding the date of the surrender of the Time-Based Option, over the Exercise Price;

(e)

“CIC Cause” following a Change in Control for purposes of this Agreement means “cause” as defined in any employment agreement, change in control agreement or similar arrangement with the Corporation to which the Participant is a party as of the Date Employment Ceases;

(f)	“Change in Control” shall be deemed to have occurred for purposes of this Agreement if:

(i)

any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any persons acting jointly or in concert with the foregoing (each, a “Person”), is or becomes the beneficial owner directly or indirectly of 30% or more of either (A) the then-outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that, for purposes of this Section (f), the following acquisitions of shares or other voting securities of the Corporation shall not constitute a Change in Control: (i) any acquisition directly from the Corporation, (ii) any acquisition made by the Corporation, (iii) any acquisition by any employee plan (or related trust) sponsored or maintained by the Corporation or any of its subsidiaries, or (iv) any acquisition pursuant to a transaction that complies with Sections (f)(ii)(1), (f)(ii)(2) and (f)(ii)(3) of this Schedule “A”;

(ii)

consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Corporation or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or securities of another entity by the Corporation or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-

outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any employee plan (or related trust) of the Corporation or of such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board (as defined below) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination;

(iii)

individuals who, as of February 14, 2018, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to February 14, 2018 whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board; or

(iv)	approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

For the purposes of this Section (f) of this Schedule “A”:

(i)	the term “acting jointly or in concert” shall be interpreted in accordance with Section 159 of the Securities Act (Alberta), as amended; and
(ii)

the term “beneficial ownership” shall be interpreted in accordance with Sections 5 and 6 of the Securities Act (Alberta) and “beneficial owner” shall have a corresponding meaning, except that for purposes of this Agreement, options and convertible securities granted by the Corporation to employees, officers or directors shall not be included in determining the percentage of beneficial ownership of any Person;

(g)	“Close of Business” means the close of trading on the Toronto Stock Exchange on any Trading Day;

(h)

“Committee” means the Human Resources and Compensation Committee of the Board, or such other committee of the board, as constituted from time to time, which may be designated by the Board to, inter alia, interpret, administer and implement the Plan and this Agreement, and any reference in this Agreement to action by the Committee means action by or under the authority of the Committee or, if no Committee has been designated, by the Board;

(i)

“Corporation Policies” means, at a particular time, the policies and practices of the Corporation (or, if applicable, the Affiliated Entity which employs the Participant or which employed the Retired Participant), as published on the Corporation’s internal employee website or otherwise communicated in writing to the employees (or, where necessary, to a Retired Participant) of the Corporation and/or its Affiliated Entities;

(j)	“Date Employment Ceases” means:

(i)

in the case of voluntary Termination of Employment initiated by the Participant, the last date the Participant is, for the purposes of receiving his or her regular salary, on the payroll of the Corporation or an Affiliated Entity;

(ii)

in the case of involuntary Termination of Employment of the Participant by the Corporation or an Affiliated Entity for cause (as determined by the Corporation or the Affiliated Entity, as applicable), the date written notification of dismissal from employment is delivered to the Participant;

(iii)

in the case of involuntary Termination of Employment of the Participant by the Corporation or an Affiliated Entity other than for cause (as determined by the Corporation or the Affiliated Entity, as applicable), the date identified in the written notification of Termination of Employment delivered to the Participant as the “Termination Date” or “Departure Date” and, where both dates are so referred to, the earlier thereof, and, where such date is not identified in the written notification, the date written notification of dismissal from employment is delivered to the Participant; and

(iv)

in the case where the Participant is employed by an Affiliated Entity and for any reason including, without limitation, by reason of sale, disposition or other divestiture thereof, in whole or in part, such employer ceases to be an Affiliated Entity of the Corporation, the effective date (in the case of a sale, disposition or other divestiture, the closing date of such transaction or series of transactions, as determined by the Corporation) upon which the Participant’s employer ceases to be an Affiliated Entity;

but, for greater certainty, shall not include any notice period which arises or may be deemed to arise upon the Termination of Employment of the Participant, and shall not include the date the Participant ceases to be an employee of the Corporation or an Affiliated Entity upon the Participant’s death or Retirement, or the date the Participant commences Short-Term Disability, Long-Term Disability, a Paid Leave of Absence, an Unpaid Leave of Absence, or Family Leave;

(k)	“Date of Grant” means the date upon which the Corporation grants the Time-Based Options to the Participant, and as evidenced by this Agreement, which term is sometimes referenced as “Grant Date”;

(l)

“Date of Retirement” means the last day the Participant is, for the purposes of receiving his or her regular salary, on the payroll of the Corporation or an Affiliated Entity immediately prior to commencing Retirement;

(m)

“Death or Retirement Exercise Period” means the period of time extending from the date of the Participant’s death or Date of Retirement, as applicable, to the earlier of: (i) the date that is six months following the date of the Participant’s death or Date of Retirement, as applicable; and (ii) the Expiry Date. Should the Death or Retirement Exercise Period terminate on a date other than a Trading Day, the Death or Retirement Exercise Period shall terminate on the Close of Business on the last Trading Day prior to that date;

(n)	“Exercise Price” means the price payable per Share on the exercise by the Participant of a Time-Based Option determined on the basis of the Grant Price;

(o)

“Expiry Date” means the Close of Business on the seventh Anniversary Date, subject to any Blackout Extension Period (as defined and set forth in the Plan). Should the Expiry Date fall on a date other than a Trading Day, the Expiry Date shall be the Close of Business on the last Trading Day prior to that date;

(p)

“Family Leave” means a period during which, pursuant to the Corporation Policies or Applicable Law, the Participant is considered to be on family leave, and does not provide employment services to the Corporation or an Affiliated Entity;

(q)

“Good Reason” means “Good Reason” as defined in any employment agreement, change in control agreement or similar arrangement with the Corporation or an Affiliated Entity to which the Participant is a party as of the Date Employment Ceases;

(r)

“Long-Term Disability” means any period of time during which the Participant receives, or is determined to be entitled to receive, disability benefits under the Corporation’s or an Affiliated Entity’s long-term disability plans;

(s)

“Paid Leave of Absence” means a period during which, pursuant to the Corporation Policies or Applicable Law, the Participant is considered to be on a leave of absence and continues to receive his or her normal salary, but does not provide employment services to the Corporation or an Affiliated Entity;

(t)	“Related Corporation” means a corporation that is related, within the meaning of the Income Tax Act (Canada), to the Corporation;

(u)	“Retired Participant” means a Participant who ceases to be an employee of the Corporation or an Affiliated Entity by reason of his or her Retirement;

(v)	“Retirement” means the early or normal retirement of the Participant from employment with the Corporation or an Affiliated Entity in accordance with the Corporation Policies;

(w)

“Return to Service Date” means the date, following an Unpaid Leave of Absence, that the Participant recommences the provision of employment services to the Corporation or an Affiliated Entity, in full or in part;

(x)

“Section 409A” means section 409A of the United States Internal Revenue Code of 1986, as amended, and any applicable United States Treasury Regulations and other binding regulatory guidance promulgated thereunder;

(y)	“Share” means a common share in the capital of the Corporation as is traded on the Toronto Stock Exchange;

(z)	“Short-Term Disability” means any period of time during which the Participant receives disability benefits under the Corporation’s or an Affiliated Entity’s short-term disability plans;

(aa)	“Specified Period” means 24 months, inclusive of the date on which the Change in Control occurs;

(bb)	“Take-over Bid” has the meaning assigned by Section 11(b)(iii);

(cc)

“Termination Exercise Period” means the period of time extending from the Date Employment Ceases to the earlier of: (i) the Close of Business on the 60th Trading Day after the Date Employment Ceases; and (ii) the Expiry Date;

(dd)

“Termination of Employment” means an event by which the Participant ceases to be an employee of the Corporation or an Affiliated Entity but, for greater certainty, shall not include an event whereby the Participant ceases to be an employee of the Corporation or an Affiliated Entity upon the Participant’s death or Retirement or where the Participant commences Short-Term Disability, Long-Term Disability, a Paid Leave of Absence, an Unpaid Leave of Absence, or Family Leave;

(ee)	“Time-Based Options” has the meaning assigned by Section 4(a);

(ff)	“Trading Day” means a day on which the Toronto Stock Exchange is open for trading;

(gg)

“TSAR” means a tandem stock appreciation right which is associated with a Time-Based Option and which entitles the Participant to surrender a Vested Option in accordance with Section 5(d), subject to the terms and conditions hereof;

(hh)

“Unpaid Leave of Absence” means a period of time during which, pursuant to the Corporation Policies or Applicable Law, the Participant is considered to be on a leave of absence and does not continue to receive his or her salary or provide employment services to the Corporation or an Affiliated Entity which, for the purposes of this Agreement, shall be deemed to commence on the “Date of Unpaid Leave of Absence”, being the first day of the Participant’s Unpaid Leave of Absence, as communicated in writing to the Participant by the Corporation or an Affiliated Entity in accordance with the Corporation Policies;

(ii)	“US Participant” means, where applicable, a Participant whose income in respect of services performed for the Corporation or an Affiliated Entity is subject to Section 409A;

(jj)

“Vested Option” means a Time-Based Option which has vested and can be exercised by the Participant to purchase a Share or, alternatively, can be surrendered by the Participant in accordance with Section 5(d), subject to the terms and conditions hereof; and

(kk)	“Vesting Date” means the date on which a Time-Based Option becomes a Vested Option in accordance with the provisions of this Agreement including, without limitation, Section 5(a) hereof.

Schedule “B”

INCENTIVE COMPENSATION CLAWBACK POLICY:

By resolution of the Board of Directors (the “Board”) of Encana Corporation (“Encana” or the “Corporation”), this Policy is effective as of this 22nd day of October, 2012 (the “Effective Date”).

This Policy applies to the President & Chief Executive Officer and each Executive-Vice President of the Corporation and any individual who serves in either such capacity on or following the Effective Date (collectively, the “Executive”). References in this Policy to the “Corporation” include, where applicable, any affiliate thereof.

This Policy has been adopted to enhance the Corporation’s alignment with best practices in respect of risk management and executive compensation and shall be, at all times, subject to and interpreted in a manner consistent with applicable laws or the rules of any applicable stock exchange (collectively, “Applicable Rules”).

This Policy applies to “Incentive-Based Compensation” which, for the purposes of this Policy, means compensation relating to the achievement of performance goals or similar conditions, excluding salary, perquisites, benefits and pension entitlements, and including, without limitation, any award or grant of or any eligibility, entitlement or gain of, an Executive under the Corporation’s: (i) High Performance Results Plan, or any other short-term incentive plan; or (ii) Long-Term Incentive (“LTI”) program including, without limitation, Employee Stock Option Plan, Employee Stock Appreciation Rights Plan, Performance Share Unit Plan, Restricted Share Unit Plan and Deferred Share Unit Plan, as each may be amended from time to time (including any performance-based grants under any such plans). For greater clarity, this Policy shall not apply to any Incentive-Based Compensation awarded, granted or paid to an Executive prior to the Effective Date.

Where:

◾

the Corporation is required to prepare an accounting restatement due to its material non-compliance with any financial reporting requirement under applicable securities laws (the “Restatement”), (the date upon which the Corporation is required to prepare such Restatement is hereinafter the “Restatement Date”);

◾

the Executive received Incentive-Based Compensation referable to the financial years subject to the Restatement in excess of what the Executive would have been paid under the Restatement (the “Overcompensation Amount”); and

◾

the Executive engaged in gross negligence, intentional misconduct or fraud which caused or significantly contributed to the Corporation’s material non-compliance with applicable securities laws which resulted in the requirement for the Restatement;

the Board shall be entitled:

◾

where and to the extent the Overcompensation Amount has been previously paid, transferred or otherwise made available to the Executive, to require the Executive, by written demand, to reimburse the Corporation for the Overcompensation Amount; and

◾

where all or a portion of the Overcompensation Amount has not been paid, transferred or otherwise made available to the Executive, the right of the Executive to be so paid or have such benefit transferred or otherwise made available to him or her shall, to the extent required to reimburse the Corporation for such Overcompensation Amount, immediately terminate and be

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forfeited by the Executive and where required, cancelled by the Corporation to such extent and upon such date as may be specified by the Board; and

◾

to the extent the Overcompensation Amount is not immediately recovered upon demand from the Executive, whether via direct reimbursement, forfeiture and/or cancellation, to require a sufficient quantity or value of any compensation owing by the Corporation to the Executive including, without limitation, any unvested or unexercised awards under the LTIs (the “Outstanding LTIs”), be immediately withheld and/or irrevocably cancelled by the Corporation to compensate for (or set off the value of same against) the Overcompensation Amount or any unrecovered portion thereof, and to bring any other actions against the Executive which the Board may deem necessary to recover the Overcompensation Amount.

The period of time during which the Corporation shall be entitled to seek recovery of the Overcompensation Amount from the Executive shall be three (3) years from the Restatement Date. Recoupment of Overcompensation Amounts under this Policy shall be initiated by the Corporation at the request of the Board, and all amounts recoverable or payable hereunder shall be paid to the Corporation or as directed by the Board.

If Applicable Rules require the Corporation to adopt a policy or provisions relating to the recoupment or recovery of incentive-based or other compensation based on restated financial statements which are inconsistent with or materially differ from this Policy and the Board adopts such policy or provisions to comply with Applicable Rules (the “New Policy”), such New Policy shall replace and supersede this Policy and shall apply to Incentive-Based Compensation granted or awarded to the Executive following the effective date of the New Policy. Subject to Applicable Rules, this Policy shall continue to apply to Incentive-Based Compensation granted or awarded to the Executive prior to the effective date of the New Policy. This Policy may be terminated at any time by the Board.

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